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                                                                    EXHIBIT 99.2


                            LANDMARK WOODS APARTMENTS
                               1400 CHEROKEE ROAD
                         FLORENCE, SOUTH CAROLINA 29501
                                 (803) 665-5809

                               PHYSICAL INSPECTION



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                            LANDMARK WOODS APARTMENTS

                           Property was built in 1974
        Date of Major Renovations: 1989 (roofs); 1998 (siding and paint)
                              Number of Units: 104
               Number of Buildings: 13 apartment buildings with 2
                       independent free standing building
                          (Office and maintenance shop)








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ROOFS

The type roofing on this property consists of 220#, 3-tab composition shingles on gable roof structure. The gable roof structure appears to be at a 4/12 pitch. General roofing condition is average and property manager reported no leaks or problems at this time. All roofs on property were addressed in 1989 after Hurricane Hugo. Roofs on property are 10 years old and should have a life expectancy of approximately 8-10 years depending upon weather conditions. Attached budget addresses general maintenance and repairs to roofs as needed throughout property.

GUTTERS AND DOWNSPOUTS

This property is equipped with residential grade gutters and downspouts on all buildings throughout property. Gutters system appears to be adequate to the needs of the property. All downspouts in gutter system have splash blocks installed. Overall gutter system is in average condition and will require some repairs due to dents and gutters pulling away from buildings in certain areas. Budget addresses general repairs and cleaning of gutter system as needed.

HVAC

The heating on this property is obtained by an electric heat strip system. The cooling is obtained through a split system with 1 1/2 ton for one and two bedroom units and 2 ton for three bedroom units. All condensing units are located on concrete pads next to buildings. The interior air handler units are located in a utility closet in the hall of the individual units. Interior air handler units appear to be in fair condition. There are outside disconnects on all A/C units. Approximately 75% of the HVAC units on property are original and will require attention in the next 3-years due to age and wear. Property manager stated that the remaining HVAC units that are not original to property have been replaced in the last five years. Attached budget addresses general repair and maintenance as needed throughout property.

PLUMBING

Main exterior, cold water lines are 2 1/2 inch copper pipe as per property management. Main cold water lines are buried and not insulated. There are two cold water gate shut-offs per building on property. The domestic water supply in each unit is obtained by copper pipe. The DWV system is all PVC plastic pipe. There is one hose bib per building on property for a total thirteen throughout property. Each unit is equipped with one 1/3 H.P. garbage disposal. Brand name of garbage disposal in individual unit that was inspected was Badger. All individual units throughout property have washer/dryer hook-ups. Overall condition of plumbing system appeared to be adequate with no major deficiencies reported at time of inspection. Budget addresses minor plumbing repair and maintenance as needed.


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HOT WATER

Hot water on this property is obtained through electric 40-gallon "low boy" hot water heaters. The hot water heaters are located in the hall utility closet of each unit. Property manager stated that fifteen units were replaced last year and approximately 60% are original to property. There were no problems reported with hot water system at time of inspection and hot water heaters appeared to be functioning adequately. Budget allows for routine maintenance and repair as needed throughout property.

ELECTRICAL

Entire property is individually metered for electricity. Exterior wiring from transformer to meters is aluminum. Exterior wiring from meter to interior breaker panels is aluminum. Interior wiring from breaker panel to plugs is copper for all individual units. Interior electrical supply is from a 100 AMP Bryant breaker panel. There are no GFI circuits located inside any individual unit on property.

No problems were reported with the interior electrical systems and equipment, and there were no major deficiencies in the exterior electrical systems noted on inspection. There are thirteen transformers on this property, which appear to be in average condition, with no leaks visible. Budget addresses installation of one GFI circuit per individual unit and general repairs as needed.


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                                EXTERIOR SURFACES

SIDING

The buildings on this property are standard wood framing with an exterior surface of 95% brick veneer and 5% painted wood siding. The fascia and soffits throughout property are painted wood and appear to be in good condition. Overall condition of brick veneer siding is good with no apparent problems. All wood siding and paint was addressed in 1998 budget and renovation. Attached budget addresses routine maintenance and repair as needed thoughout property.

STAIRWELLS

The are no exterior stairwells located on this property. All stairwells are located in the interior entryway of the buildings. Interior stairwells consist of metal stringers with metal railing and wood treads. Wood treads on stairwells are covered with indoor/outdoor carpet that appears to be in average condition. All stairwell landings on property are lightweight concrete in metal pan. Condition of stairwells throughout property is good and will require only minor repairs in the form of tread and carpet replacement. Budget addresses general repairs as needed throughout property.

BALCONIES

The second story balconies on this property consist of lightweight concrete in metal pan with metal railing enclosure. First floor patios are concrete slab on grade with no type of railing or fence enclosure. Balconies and patios were addressed in 1998 renovation and are in good condition. Budget addresses only minor repair and paint as needed throughout property.

FOUNDATIONS

All of the foundations for the buildings on this property consist of a grid style monolithic concrete slab with integral piers. There was no obvious foundation problems observed and no major deficiencies reported on this property at the time of inspection. However, a structural engineering report would be advised at this time to be positive there is no hidden damage, as not all foundation failures are visible from the building exterior.

CONCRETE SIDEWALKS

A minor amount of the sidewalks on this property have elevation changes, which are trip hazards. Repairs, in the form of grinding the sidewalks and removing and replacing certain sections of concrete should address any problems related to the sidewalks. Budget addresses repairs to concrete sidewalks as needed.



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DRIVES AND PARKING LOTS

The drives and parking lots on this property consist of asphalt. Woodstone drive and adjoining parking area received a 1 1/2 inch overlay last year and appears to be in good condition. Drive and parking area by office was resealed and striped in August 1998. The remaining drives and parking areas not addressed in 1997 and 1998 have cracks and pot holes and will require some attention at this time. Attached budget allows for repairing and resealing remaining areas of drives and parking lots that were not addressed in 1997 and 1998.

WINDOWS

The windows on this property are single glazed, sliding, aluminum framed windows. The windows are original to property and are beginning to show signs of wear around the caulking. Overall condition of the windows on this property is average and will require only minor repairs in the form of re-caulking and sealing around windows. Attached budget addresses general repair and resealing of windows as needed.

EXTERIOR LIGHTING

The exterior lighting on this property is comprised of few fixture types and styles that are located in the entryway of each building. There are approximately seventy-eight light fixtures throughout the property that are maintained by the property management. All seventy-eight lights are fluorescent and will not require conversion to reduce overall maintenance and electricity cost. Six yard pole security lights have been installed throughout the property, in the interest of safety. Security lighting appears to be insufficient in a few areas and a lighting survey is recommended in the interest of safety and avoiding liability problems. Attached budget addresses general repair and augmentation of security lighting as needed throughout property.

LANDSCAPING AND IRRIGATION

The landscaping on this property is in fair condition. Property does not have a sprinkler system. Numerous trees will have to be trimmed away from buildings and several bare areas will need to be addressed with landscaping. One tree located by building 919 has roots that are causing damage to a nearby sidewalk and will need to be removed to prevent further damage after sidewalk repair. Budget allows for tree removal and trimming and grass, scrub and fill dirt installation.

DRAINAGE

On the date of inspection there were no areas with standing water on the property. However, there were a few areas where grading away from buildings and sidewalks will have to be addressed. Majority of these problems should be solved with fill dirt, proper grading and landscaping without the need for the installation of additional drains or drain tile ("French drain"). Drainage away from the foundations appears to be fair. Budget addresses installation of fill dirt and proper grading along building foundations and sidewalks.




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TERMITES

On the day of our inspection there was no evidence of termites or prior termite activity noted. Manager advises that no termite activity has been noted in the last year and that the property was checked in May 1998. The property has an annual contract with a pest extermination service (Terminix Pest Control) which keeps any termite activity to a minimum.

FENCING

This is not a limited access community. Perimeter fencing on the sides of this property are owned and maintained by neighboring properties. There is no fencing in the front of this property. A small section of wood fencing in the rear area of this property is owned and maintained by the property. Property manager stated that the wood fence located in the rear of property was installed new in 1992. The wood fence appears to be in good condition. Budget addresses routine maintenance and repairs as needed.

PARKING

There are a total of 177 parking spaces on this property, of which none are covered parking. There are no spaces on property permanently reserved for the handicapped. Although, there are five areas temporarily reserved for the handicapped. There appears to be sufficient ADA access to the walkways and buildings from the parking lot. Striping in parking lots that have not been resealed is beginning to fade and deteriorate and will require resealing and restriping. Attached budget allows for resealing and restriping of parking lot areas that were not addressed in 1997 and 1998.

LIFE SUPPORT SYSTEMS

The one, two and three bedroom units are equipped with one battery-operated smoke detector. No exterior fire alarms were noted at any (each) building. There is currently one fire extinguisher located in each individual unit on this property. Attached budget allows for service and maintenance of life support systems as needed.

There are no fire hydrants located on this property and only one fire hydrant located on the street by the property, which could be used for an emergency.


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                                    AMENITIES

SWIMMING POOL

There is one swimming pool on this property located by the office. The decking for all the pool is concrete with an epoxy aggregate no-skid surface and appears to be in good condition. The pool's coping, "tile-work" and plaster lining was replaced in 1995 and appears to be in good condition. Aluminum fencing surrounding pool was installed in May 1998 and is also in good condition. Pool pumps and filter equipment appeared to be functioning normally at time of inspection and should require only routine maintenance and service at this time. Attached budget addresses general repairs and maintenance as needed.

HOT TUB

There is no hot tub on this property.

TENNIS COURT

There is no tennis court on this property.

RACQUET BALL COURT

There is no racquet ball court on this property.

WEIGHT ROOM

There is no weight room on this property.

PLAYGROUND

There are no playgrounds on this property.

SAND VOLLEYBALL

There is no sand volleyball court on this property.

LAUNDRY ROOM

There is no laundry room on this property.


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This report is the opinion of the author. It is based principally on observations of the exterior of the building(s). No physical testing has been done. Concealed defects, if any, have not been analyzed. The author is not making any statements on the structural worthiness or integrity of the building(s); rather the author is merely expressing a general opinion on the type of repairs that may be needed based on generalized observations. No warranty, guarantee, or certification is given by this report. The attached pictures are representations of the property and should be independently evaluated by the recipient.




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LANDMARK WOODS
1400 CHEROKEE ROAD

                                EXTERIOR BUDGET:

ROOFING                               Repairs                                                        $  2,400.00

GUTTERS & DOWNSPOUTS                  General Repairs                                                $  2,120.00

HVAC                                  Replacements & repairs                                         $  3,300.00

PLUMBING                              General repairs                                                $  1,125.00

HOT WATER                             General Repairs                                                $  1,250.00

ELECTRICAL                            Add GFI'S                                                      $  7,575.00

SIDING/TRIM/FACIA/SOFFITS             Minor repairs                                                  $  2,550.00

EXTERIOR PAINT                        Paint Repair Area Only                                         $  3,890.00

STAIRWELLS                            General Repairs                                                $  1,890.00

BALCONIES                             Repairs                                                        $  4,690.00

FOUNDATIONS                           Good                                                           $      0.00

SIDEWALKS                             Replacement and repair                                         $  2,655.00

DRIVES & PARKING LOT                  Repairs & partial seal coat - at repairs                       $ 22,457.00

WINDOWS                               General Repairs                                                $  1,125.00

EXTERIOR LIGHTING                     Add Security lights                                            $  2,550.00

LANDSCAPE & IRRIGATION                Substantial Tree Trimming & Sod replacement                    $ 54,960.00

DRAINAGE                              Fill & leval                                                   $  6,000.00

TERMINTES                             No recent activity - annual contract                           $      0.00

PARKING                               Restripe after repairs - only at repaired areas                $  3,960.00

LIFE SUPPORT SYSTEMS                  General Repairs                                                $  1,125.00

POOL                                  General Repair                                                 $  1,125.00

HOT TUB                               N/A                                                            $      0.00

FENCE                                 General Repairs                                                $  1,275.00

LAUNDRY ROOM                          N/A                                                            $      0.00

SAND VOLLEYBALL COURT                 N/A                                                            $      0.00
----------------------------------------------------------------------------------------------------------------
Total Budget:                                                                                        $128,022.00
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




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LANDMARK WOODS
1400 CHEROKEE ROAD

                                    INVENTORY

OFFICE
1) HP COMPUTER
2) 1HP PRINTER
3) 1 DESK
4) 1 FILE CABINETS
5) 2 CHAIRS
6) SHARP FAX MACHINE
7) SAFE
8) END TABLE
9) OAK FILE CABINET

SHOP
10) VACUUM PUMP
11) POWER WAHSER
12) KEY MACHINE
13) SHAMPOO MACHINE
14) FREON RECOVERY
15) 4 LADDERS
16) NON-FLAMMABLE METAL STORAGE
17) PAINT SPRAYER
18) SEWER MACHINE
19) CARPET FAN
20) 2 HANDTRUCKS
21) 2 OAK DESK
22) FILE CABINET
23) TORCH SET
24) MISC. HAND TOOLS

CLUBHOUSE
25) LOVESEAT
26) SOFA
27) COFFEE TABLE
28) 7 CHAIRS
29) 19" TV
30) MICROWAVE
31) GLASS TABLE
32) 2 SOFA TABLES
33) 2 END TABLES
34) TV CABINET
35) MAGNAVOX VCR
36) RCA RADIO
37) GE MICROWAVE

LEASING OFFICE
38) 1 TABLE AND 2 CHAIRS
39) OAK FILE CABINET




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40) OAK DESK
41) SMITH CORONA TYPEWRITER
42) CANON COPIER
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD





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SIGN AT ENTRANCE
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD





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STYLE OF CONSTRUCTION AND SIDING
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD





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A/C UNITS ON SLAB WITH DISCONNECTS
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD






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INTERIOR STAIRWELL
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD






                                   [PICTURES]







GUTTERS
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD






                                   [PICTURES]






EXTERIOR LIGHT
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD






                                   [PICTURES]






SIDEWALK TRIP HAZARD
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD






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HANDICAP PARKING
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD






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TRIP HAZARD
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD






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TREE NEEDS TRIMING OFF ROOF
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD






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PATIO AND BALCONY
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD






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TRANSFORMER
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD



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LANDSCAPING
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD




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STRIPING AND PARKING LOT
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD



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EXTERIOR LIGHT AND DUMPSTER
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD





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MAINTENANCE SHOP
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD





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ROOF
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD





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ROOF
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD





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PVC SEWER CLEAN OUT
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD





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POOL
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD

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POOL FENCE

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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD

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WATER HEATER
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD

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AIR RETURN IN HALL CLOSET
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD

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GARBAGE DISPOSAL AND PLUMBING
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                                 LANDMARK WOODS
                               1400 CHEROKEE ROAD

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PANEL BOX AND WIRES